UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2023

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7905 Quivira Road
Lenexa,	KS	66215
(Address of principal executive offices)		(Zip Code)
(816) 701-4600
(Registrant’s telephone number, including area code)

7905 Quivira Lenexa, Kansas 66215
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 2.02 Results of Operations and Financial Condition.

On February 21, 2023, Hostess Brands, Inc. (the "Company") issued a press release announcing financial results for the three and twelve months ended December 31, 2022, a copy of which is attached as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated HB Key Executive Severance Benefit Plan

On February 19, 2023, the Company’s Talent and Compensation Committee of the Board of Directors of (the “Committee”) approved certain amendments to the HB Key Executive Severance Benefit Plan (as amended, the “Amended Plan”). The Company maintains the plan to provide severance benefits for certain employees in the event of certain termination events (as specified in the Amended Plan).

The principal changes made by the Amended Plan are as follow:

•In the event that an Eligible Employee (as defined in the Amended Plan) experiences a Qualifying Termination (as defined in the Amended Plan), such Eligible Employee will be eligible to receive continued payments of: (i) in the case of the Chief Executive Officer, his or her Annual Compensation (base salary plus target annual incentive cash bonus, as defined in the Amended Plan) for 24 months, and (ii) in the case of other Eligible Employees, his or her base salary for 12 months in the case of an Executive Vice President or Senior Vice President and six months in the case of a Vice President, plus in all cases, the Prorated Bonus Amount (as defined in the Amended Plan and described below).

•In the event that an Eligible Employee experiences a Change in Control Termination (as defined in the Amended Plan), such Eligible Employee will be eligible to receive continued payments of his or her Annual Compensation (i) for 30 months in the case of the Chief Executive Officer, (ii) 18 months in the case of an Executive Vice President or Senior Vice President, plus the Prorated Bonus Amount, and (iii) 12 months in the case of a Vice President, plus in all cases, the Prorated Bonus Amount.

•Prorated Bonus Amount is defined as the annual incentive cash bonus amount the Eligible Employee would have received for the year in which the Qualifying Termination or Change in Control Termination, as applicable, occurs had the Qualifying Termination Change in Control Termination, as applicable, not occurred, prorated for the calendar year through the date of the Qualifying Termination Change in Control Termination, as applicable; provided that, in the event of a Change in Control Termination, the Committee may determine that the Prorated Bonus Amount shall be determined based on a proration of the Eligible Employee’s target annual incentive cash bonus for the year of the Change in Control Termination, instead of the amount the Eligible Employee would have received based on performance. Any Prorated Bonus Amount payable under the Amended Plan would be paid as and when annual incentive cash bonuses are paid to other participants for the year of termination, but no later than March 15 of the calendar year following the year of termination.

The following additional principal terms of the Amended Plan are unchanged:

•If an Eligible Employee elects COBRA coverage after experiencing either a Qualifying Termination or a Change of Control Termination, such Eligible Employee will receive a COBRA subsidy through the COBRA Subsidy Cessation Date (as defined in the Amended Plan).

•Payment of any severance benefits under the Amended Plan is subject to the Eligible Employee’s execution and non-revocation of the Company’s standard agreement and release.

•In addition, an Eligible Employee will forfeit the severance benefits under the Amended Plan if during the period of time during which such Eligible Employee is eligible to receive continued compensation, he or she (i) works for a competitor of the Company, (ii) solicits employees of the Company, or (iii) solicits customers or distributors of the Company with whom such Eligible Employee had contact during the final one year period of their employment with the Company or if the Plan Administrator makes a determination that the Eligible Employee should have been terminated for Cause (as defined in the Amended Plan).

The foregoing summary of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the Amended Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Employment Agreement

The Company’s wholly owned subsidiary, Hostess Brands, LLC, is party to an employment agreement with Andrew P. Callahan dated April 12, 2018, as amended as of August 1, 2018, pursuant to which Mr. Callahan serves as the Company’s President and Chief Executive Officer (the “Employment Agreement”).

In connection with the Amended Plan, Hostess Brands, LLC and Mr. Callahan entered into a Second Amendment to the Employment Agreement (the “Amendment”) that increased the amount of cash severance to which he would be entitled in certain circumstances. Pursuant to the Employment Agreement, as amended by the Amendment, Mr. Callahan will be entitled to severance and other benefits payable under the Amended Plan if he experiences a Qualifying Termination or Change in Control Termination, as applicable (in each case, as defined in the Amended Plan, as modified by the Employment Agreement). Upon a Qualifying Termination of Mr. Callahan’s employment, his cash severance amount will be 24 months of

Annual Compensation (defined as annual base salary and target annual incentive cash bonus), and upon a Change in Control Termination of Mr. Callahan’s employment, his cash severance amount will be 30 months of Annual Compensation, plus in either case, a pro rata portion of the annual incentive cash bonus for the year of termination based on the Company’s actual performance through the end of the month during which the termination occurs. Any payment of severance to Mr. Callahan will be subject to his execution and delivery of the Company’s standard release agreement. Except as modified by the Amendment, the Employment Agreement remains in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, filed as Exhibit 10.2 hereto and incorporated by reference herein and to the Employment Agreement as filed as an exhibit to the Company’s Annual Report on Form 10-K.

Item 7.01 Regulation FD Disclosure.

On February 21, 2023, the Company disseminated an investor presentation. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, and Exhibit 99.2 attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

The Company expressly disclaims any obligation to update or revise any of the information contained in the investor presentation. The investor presentation is available on the Company's website located at www.hostessbrands.com, although the Company reserves the right to discontinue that availability at any time.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibits
10.1	HB Amended and Restated Key Executive Severance Benefit Plan
10.2	Amendment No. 2, dated February 20, 2023, to the Employment Agreement, dated April 12, 2018, by and between Hostess Brands, Inc. and Andrew Callahan
99.1	Press Press Release dated February 21, 2023 announcing financial results for the three and twelve months ended December 31, 2022
99.2	Investor Presentation of the Company dated February 21, 2023
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

HOSTESS BRANDS, INC.

Date: February 21, 2023	By:	/s/ Travis E. Leonard
	Name:	Travis E. Leonard
	Title:	Executive Vice President, Chief Financial Officer